UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 24, 2004


                        Commission File Number 000-28638


                                 BMB MUNAI, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                        INTERUNION FINANCIAL CORPORATION
                        ---------------------------------
                           (Former name of registrant)


                DELAWARE                                   30-0233726
       --------------------------------         --------------------------------
       (State or other jurisdiction of          (I.R.S. Employer Identification
        incorporation or organization)                        Number)


                    20A Kazibek Bi Street, Almaty, Kazakhstan
                    -----------------------------------------
                    (Address of principal executive offices)

                                     480100
                                   ----------
                                   (Zip Code)

                              +7 (3272) 58-85-17/47
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

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ITEM 2.  ACQUISTION OF DISPOSITION OF ASSETS

         On May 24, 2004, BMB Munai, Inc., (the "Company") entered a Share Purchase and Sale Agreement to purchase the 30% minority interest in Emir Oil, LLP, ("Emir Oil") a company organized under the laws of the Republic of Kazakhstan from Tolmakov Toleush Kalmukanovitch, a citizen of the Republic of Kazakhstan.

         The Company agreed to issue 3,500,000 shares of its restricted common stock in exchange for the interest in Emir Oil. The number of shares to be issued in the transaction was arrived at by arms length negotiations between the parties. There is no material relationship between the Seller of the minority interest and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. The completion of the acquisition is subject to filing appropriate amendments to the Emir Oil charter and foundational documents with the government of Kazakhstan. The parties have agreed to complete the re-registration Emir Oil on or before June 13, 2004.

         As a result of the acquisition, BMB Munai will be the sole owner of Emir Oil. Emir Oil holds a hydrocarbons exploration contract from the Government of the Republic of Kazakhstan over the Aksaz-Dolinnoe-Emir (ADE Block) oil and gas field in the Mangistau oblast in Kazakhstan.

         The Company purchased a 70% interest in Emir Oil in June 2003. Since that time the Company has provided management of Emir Oil and assumed responsibility to raise investment capital, conduct seismic studies and construct field infrastructure in the ADE Block. The Company completed a private offering of its common shares to raise $11,000,000 in November, 2003.

         In December 2003 the Company completed a 3-D seismic study of the ADE Block. In the first calendar quarter of 2004, the Company completed the reworking and testing of the Emir-1 and Dolinnoe-1 oil wells. The Company also finished construction of the ground facilities for oil collection and pre-sale processing at Emir-1 well with capacity to connect an additional seven wells for combined collection and processing during the first calendar quarter of 2004. The facilities comprise a complete infrastructure system providing full cycle processing, including oil separation from gas and water, oil heating, oil flow measurements, oil storage reservoir, drain reservoir, operator system and anti-flare system.

         The Company made the first sale of 100 tons of oil from the test production of the Emir-1 well in March, 2004. The Company anticipates that it will pursue additional funding on a private placement basis to continue the oilfield development, drilling activity and investigation of oil and gas prospects.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements. No Financial Statements or Pro Forma Financial Information required by this item is being filed with this report, but will be filed by amendment within 60 days after the filing of this report.


         (b) Exhibits. The following exhibits are included as part of this report:

         Exhibit 10.1 Share Purchase and Sale Agreement, dated as of May 24, 2004.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BMB MUNAI, INC.



Date: May 25, 2004                           By: /s/ Alexandre Agaian
                                                --------------------------------
                                                 Alexandre Agaian, President

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